MACC PRIVATE EQUITIES INC.                            NEWS RELEASE
101 Second Street, S.E., Suite 800
Cedar Rapids, Iowa  52401
(319) 363-8249

For more information contact:                    For Immediate Release
   David R. Schroder, President                     February 27, 2001
   Robert A. Comey, Executive Vice President
   (319) 363-8249

------------------------------------------------------------------------------

MACC PRIVATE EQUITIES DECLARES STOCK DIVIDEND

      Cedar Rapids, Iowa, February 27, 2001. Paul Bass, Chairman of MACC Private Equities Inc. (NASDAQ: "MACC") announced that the Board of Directors of MACC had declared a 20% stock split to be effected in the form of a stock dividend. The stock dividend will be payable to stockholders of record as of the close of business on March 15, 2001, and will be distributed on March 30, 2001. The March, 2001 stock dividend will mark the fifth consecutive annual stock dividend declared by the MACC Board of Directors.

      MACC is a business development company in the business of making investments in small businesses in the United States through its wholly-owned subsidiary, MorAmerica Capital Corporation, a small business investment company. MACC common stock is traded on The Nasdaq National Market under the symbol "MACC."